UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                February 3, 2006

                             EARTHSHELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                   333-13287              77-0322379
(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)

1301 York Road, Suite 200, Lutherville, Maryland               21093
    (Address of principal executive offices)                 (Zip code)

                                 (410) 847-9420
              Registrant's telephone number, including area code:

                                       N/A
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      Over the past several months EarthShell Corporation, a Delaware corporation (the "Company"), has been in negotiations with Earthshell Asia, Limited, a Hong Kong limited liabity company ("EA"), with respect to a Letter Agreement (the "Agreement"), which would amend a letter Agreement dated as of August 22, 2005 (the " Prior Agreement") as well as a Stock Purchase Agreement dated as of August 22, 2005 between the Company and EA. As currently drafted, the Agreement contemplates (i) the Company's sale to EA of 266,667 shares of the Company's common stock (166,667 of which had previously been paid for by EA) at a price of $3.00 per share; and (ii) the Company's sale to EA for $100,000 of warrants to acquire an aggregate of 1,033,333 shares of the Company's common stock at an exercise price of $3.90 per share. The shares and the warrants would ultimately be acquired by various investors affiliated with EA.

      While the Agreement has not yet been fully executed and delivered (mainly due to the fact that EA has advised the Company that the group of investors has not been finalized), the Company received $500,000 in funds from EA and its investors in August 2005 pursuant to the terms of the Prior Agreement, and the Company received $300,000 in December 2005 pursuant to negotiations between the parties with respect to the draft Agreement. A net amount of approximately $61,000 would still be due from EA under the terms of the Agreement. Pursuant to its terms, the Agreement would be fully executed concurrently with the completion of the transactions contemplated by it. As such, the Agreement will not be deemed fully executed until all funds, shares and warrants have been delivered. Though the Company currently expects the draft Agreement to be executed, and all the transactions to be completed shortly, there can be no assurance that this will occur.



ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

       (c)    Exhibits: None.

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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EARTHSHELL CORPORATION


Date: February 3, 2006                     By:  /s/  D. Scott Houston
                                                ---------------------
                                                Name:  D. Scott Houston
                                                Title: Chief Financial Officer

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